Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-271070

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 3, 2023)

$500,000,000

McCormick & Company, Incorporated

4.700% Notes due 2034

We are offering $500,000,000 aggregate principal amount of 4.700% Notes due 2034 (the “notes”).

We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025. The notes will mature on October 15, 2034. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes in whole or in part at any time or from time to time at the applicable redemption price set forth in this prospectus supplement under the section entitled “Description of Notes—Optional Redemption.”

If a Change of Control Triggering Event (as defined herein) occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of Notes—Change of Control Repurchase.”

The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.746%	$498,730,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to McCormick(1)	99.096%	$495,480,000

(1)	Plus accrued interest, if any, from October 8, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect delivery of the notes will be made in book-entry form through The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, on or about October 8, 2024.

Joint Book-Running Managers

BofA Securities	Truist Securities	Wells Fargo Securities

BNP PARIBAS	Citigroup	Mizuho	US Bancorp

Co-Managers

Citizens Capital Markets	HSBC	ING	M&T Securities	PNC Capital Markets LLC	UBS Investment Bank

The date of this prospectus supplement is October 3, 2024.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

You should read this prospectus supplement along with the accompanying prospectus. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus which we deliver to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information provided by this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. The notes are being offered and sold only in jurisdictions where offers and sales are permitted.

If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, when we refer to “McCormick,” “the Company,” “we,” “us” or “our” in this prospectus supplement and the accompanying prospectus, we mean McCormick & Company, Incorporated and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Forward-looking statements include, but are not limited to, statements related to general economic and industry conditions, including consumer spending rates, interest rates, and availability of capital; expectations regarding sales growth potential in various geographies and markets, including the impact from brand marketing support, product innovation, and customer, channel, category, heat platform, and e-commerce expansion; the expected impact of pricing actions on our results of operations, including our sales volume and mix as well as gross margins; the expected impact of the inflationary cost environment on our business; the expected impact of factors affecting our supply chain, including the availability and prices of commodities and other supply chain resources including raw materials, packaging, labor, energy, and transportation; the expected impact of productivity improvements, and cost savings, including those associated with our Comprehensive Continuous Improvement (“CCI”) program and Global Business Services operating model initiative; the ability to identify, attract, hire, retain and develop qualified personnel and develop the next generation of leaders; the impact of the ongoing conflicts between Russia and Ukraine, Israel and Hamas, and in the Red Sea, including the potential for broader economic disruption; expected working capital improvements; expected trends in net sales and earnings performance and other financial measures; the expected timing and costs of implementing our business transformation initiative, which includes the implementation of a global enterprise resource planning system; the expected impact of accounting pronouncements; the expectations of pension and postretirement plan contributions and anticipated charges associated with those plans; the holding period and market risks associated with financial instruments; the impact of foreign exchange fluctuations; the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing; the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt, working capital needs, planned capital expenditures, and quarterly dividends; our ability to obtain additional short- and long-term financing or issue additional debt securities; and expectations regarding purchasing shares of our common stock under the existing repurchase authorization.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as:

•	our ability to drive revenue growth;

•	our ability to increase pricing to offset, or partially offset, inflationary pressures on the cost of our products;

•	damage to our reputation or brand name;

•	loss of brand relevance;

•	increased private label use;

•	our ability to drive productivity improvements, including those related to our CCI program and streamlining actions;

•	product quality, labeling, or safety concerns;

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•	negative publicity about our products;

•	actions by, and the financial condition of, competitors and customers;

•	the longevity of mutually beneficial relationships with our large customers;

•	the ability to identify, interpret and react to changes in consumer preference and demand;

•	business interruptions due to natural disasters, unexpected events or public health crises;

•	issues affecting our supply chain and procurement of raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	labor shortage, turnover and labor cost increases;

•	the impact of the ongoing conflicts between Russia and Ukraine, Israel and Hamas, and in the Red Sea, including the potential for broader economic disruption;

•	government regulation, and changes in legal and regulatory requirements and enforcement practices;

•	the lack of successful acquisition and integration of new businesses;

•	global economic and financial conditions generally, availability of financing, interest and inflation rates, and the imposition of tariffs, quotas, trade barriers and other similar restrictions;

•	foreign currency fluctuations;

•

the effects of our outstanding indebtedness and related level of debt service as well as the effects that such debt service may have on our ability to borrow or the cost of any such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions;

•	impairments of indefinite-lived intangible assets;

•	assumptions we have made regarding the investment return on retirement plan assets, and the costs associated with pension obligations;

•	the stability of credit and capital markets;

•	risks associated with our information technology systems, including the threat of data breaches and cyber-attacks;

•	our inability to successfully implement our business transformation initiative;

•	fundamental changes in tax laws, including interpretations and assumptions we have made, and guidance that may be issued, and volatility in our effective tax rate;

•	climate change;

•	environmental, social and governance matters;

•	infringement of intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	our inability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations; and

•	other factors discussed in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, any free-writing prospectus or the documents incorporated by reference herein or

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therein speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, may cause actual results to differ materially from those indicated by our forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein might not occur.

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PROSPECTUS SUPPLEMENT

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision.

Our Company

We are a global leader in flavor. We manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retailers, food manufacturers and the foodservice business. In fiscal year 2023, approximately 39% of our sales were outside of the U.S. We also are partners in a number of joint ventures that are involved in the manufacture and sale of flavorful products, the most significant of which is McCormick de Mexico.

We operate in two business segments: consumer and flavor solutions. The consumer and flavor solutions segments manufacture, market and distribute spices, herbs, seasoning mixes, condiments and other flavorful products throughout the world. Our consumer segment sells to retail channels, including grocery, mass merchandise, warehouse clubs, discount and drug stores, and e-commerce under the “McCormick” brand and a variety of brands around the world, including “French’s”, “Frank’s RedHot”, “OLD BAY”, “Lawry’s”, “Zatarain’s”, “Simply Asia”, “Thai Kitchen”, “Ducros”, “Vahine”, “Cholula”, “Schwartz”, “Club House”, “Kamis”, “DaQiao”, “La Drogheria”, “Stubb’s”, and “Gourmet Garden”.

McCormick & Company, Incorporated was formed in 1915 under Maryland law as the successor to a business established in 1889. Our principal executive offices are located at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031 (telephone: (410) 771-7301).

THE OFFERING

Issuer	McCormick & Company, Incorporated.

Securities Offered	$500,000,000 aggregate principal amount of 4.700% Notes due 2034.

Maturity Date	The notes will mature on October 15, 2034.

Interest Rate	The notes will bear interest at a rate of 4.700% per annum.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025.

Ranking	The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to:

•	any secured indebtedness to the extent of the value of the assets securing that debt; and

•	all indebtedness for money borrowed and other liabilities of our subsidiaries.

Covenants	The indenture governing the notes (the “Indenture”) contains covenants that will limit our ability to:

•	create specified liens securing debt;

•	engage in specified sale-leaseback transactions; and

•	merge, consolidate or transfer our property and assets substantially as an entirety.

These covenants apply to McCormick and, in the case of the limitations on liens and sale-leaseback transactions, to certain of our corporate subsidiaries that own Principal Properties (as defined in the Indenture).

Optional Redemption	Prior to July 15, 2034 (the “Par Call Date”), we will have the option to redeem the notes, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued to the date of redemption, plus, in each case, accrued and unpaid interest thereon to the redemption date.

In addition, on and after the Par Call Date, we will have the option to redeem the notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. See “Description of Notes—Optional Redemption.”

Change of Control	If a Change of Control Triggering Event occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of Notes—Change of Control Repurchase.”

Use of Proceeds	We estimate that the net proceeds to us from the offering will be approximately $494.2 million after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from the offering to repay a portion of our outstanding commercial paper borrowings and for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risks. You should carefully consider all of the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. In particular, see “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves various risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2023 before deciding whether to invest in the notes. Unless the context suggests otherwise, references to shares of our common stock mean our Common Stock, par value $0.01 per share (“Common Stock”), and our Common Stock Non-Voting, par value $0.01 per share (“Common Stock Non-Voting”).

Risks Related to this Offering and the Notes

There may not be any trading market for the notes; many factors affect the trading and market value of the notes.

The notes constitute a new issue of securities for which there is no existing market. We do not intend to list the notes on a securities exchange or on any automated dealer quotation system. We cannot assure you that a trading market for the notes will ever develop or be maintained if developed. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, holders of the notes may be unable to resell the notes at any price or at their fair market value.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors. These factors include:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of notes;

•	the redemption features of the notes;

•	the level, direction and volatility of market interest rates generally; and

•	our financial condition, results of operations, business, prospects and credit quality.

There may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

Changes in our credit ratings or the debt markets could adversely affect the price of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline.

In addition, credit rating agencies periodically review and update their ratings for the companies that they follow, including us, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Moreover, such credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any credit rating agencies downgrade our credit ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the notes).

We may incur additional unsecured indebtedness.

The Indenture does not restrict the amount of unsecured debt that we or our subsidiaries may incur. If we or our subsidiaries incur additional debt, it may be more difficult for us to satisfy our obligations with respect to the notes. Furthermore, the incurrence of additional debt may cause a decline in the trading price of the notes and the credit rating of the notes may be lowered or withdrawn.

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the notes would have any claims to those assets. The Indenture does not restrict the amount of unsecured debt or other obligations that any of our subsidiaries may incur. We anticipate that from time to time our subsidiaries may incur additional debt and liabilities, all of which would rank structurally senior to the notes.

The notes offered hereby will be unsecured and effectively subordinated to any secured indebtedness.

The notes are not secured by any of our assets. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from the assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In that event, it is possible that there will be no assets remaining from which claims of the holders of notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

There can be no assurance in the future that we will generate sufficient cash flow from operations or through asset sales to meet our debt service obligations. Our present indebtedness and projected future borrowings could have important adverse consequences to us, such as:

•	making it more difficult for us to satisfy our obligations with respect to our existing indebtedness;

•	limiting our ability to obtain additional financing without restructuring the covenants in our existing indebtedness to permit the incurrence of such financing;

•

requiring a substantial portion of our cash flow to be used for principal and interest payments on the debt, thereby reducing our ability to use cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•

causing us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or in the event of refinancing existing debt at higher interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	increasing our vulnerability to downturns in our business, our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	placing us at a competitive disadvantage to competitors with less debt or greater resources; and

•	subjecting us to financial and other restrictive covenants in our indebtedness, the non-compliance with which could result in an event of default.

We cannot assure you that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness or to fund our other liquidity needs. If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service, extend or refinance our indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

The terms of the Indenture and the notes provide limited protection against significant corporate events that could adversely impact your investment in the notes.

While the Indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The definition of the term “Change of Control Triggering Event” (as defined in “Description of Notes—Change of Control Repurchase”) does not cover all possible transactions (such as acquisitions by us or recapitalizations) that could affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the Indenture for the notes does not, among other things:

•	require us to maintain any specified financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness that is equal in right of payment to the notes;

•	limit the ability of our subsidiaries to service our other indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

We may not be able to repurchase the notes upon a Change of Control.

Upon the occurrence of specific kinds of change of control events, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control Repurchase” in this prospectus supplement.

Redemption of the notes may adversely affect your expected return on such notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes. See “Description of Notes—Optional Redemption.”

USE OF PROCEEDS

We estimate the net proceeds to us from the offering will be approximately $494.2 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the offering to repay a portion of our outstanding commercial paper borrowings and for general corporate purposes. As of September 30, 2024, the total amount of commercial paper outstanding was approximately $1,557 million, with a weighted average interest rate of approximately 5.28% and an average maturity of approximately 27 days. The proceeds from our outstanding commercial paper are used for general corporate purposes, including capital expenditures, acquisitions and working capital. Certain of the underwriters and/or their affiliates may be dealers under our commercial paper program.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement and any free writing prospectuses we provide to you. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire Indenture, including the definitions of terms, before you make any investment decision. As used in this section, the terms “McCormick,” “we,” “our” and “us” refer to McCormick & Company, Incorporated and do not, unless the context requires or as otherwise expressly stated, include its subsidiaries.

General

We are offering $500,000,000 aggregate principal amount of 4.700% Notes due 2034 (the “notes”).

The notes will be issued as a separate series under the Indenture, dated as of July 8, 2011, as it may be supplemented from time to time, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee. The Indenture is an exhibit to the registration statement of which the accompanying prospectus is a part. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes on the same terms and conditions (except the public offering price, issue date and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes being offered hereby.

The notes will be unsecured senior obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are not guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that debt and to all indebtedness for money borrowed and other liabilities of our subsidiaries. Except as described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants,” the Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notices or demands to or upon us with respect to the notes and the Indenture may be served and, in the event that notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency maintained by us for this purpose, currently the office of the Trustee, located at U.S. Bank, Global Corporate Trust Services, 111 Fillmore Ave E, St. Paul, Minnesota, 55107. All other notices and communications directed towards the Trustee should be addressed to Three James Center, 1051 E. Cary Street, Richmond, Virginia 23219, Attention: Melody M. Scott.

Maturity and Interest

The notes will mature on October 15, 2034. The notes will not be subject to any sinking fund provision.

We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025, to the persons in whose names such notes are registered at the close of business on April 1 and October 1 of each year, immediately prior to such interest payment dates, regardless of whether any such regular record date is a business day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Optional Redemption

Prior to July 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15, or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date, of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. A notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Notwithstanding the foregoing, for so long as the notes are held by the Depository Trust Company (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of such depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Change of Control Repurchase

If a Change of Control Triggering Event occurs, unless we have redeemed all of the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will send notice of such Change of Control Offer (the “Change of Control Offer Notice”) by first-class mail, with a copy to the Trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company, New York, New York (the “Depositary”) with a copy to the Trustee, with the following information:

•

that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by us;

•	the date of the Change of Control Triggering Event;

•

the date, which will be no earlier than 30 days and no later than 60 days after the date the Change of Control Offer Notice is mailed, by which we must purchase the notes (the “Change of Control Payment Date”);

•	the price that we must pay for the notes we are obligated to purchase;

•	the name and address of the Trustee;

•	that any note not properly tendered will remain outstanding and continue to accrue interest;

•

that unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

•	the procedures for surrendering notes for payment; and

•	the procedures by which a holder may withdraw such a tender after it is given.

We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another person may be uncertain.

We will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in payment of the purchase price payable for the notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which we and our subsidiaries are, and may become, party may restrict us from purchasing notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If we do not obtain such consent or refinance such borrowings, purchasing the notes could lead to a default under such borrowings. In addition, certain indebtedness to which we and our subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the notes). If we experience a change of control that triggers a default under the terms of our or our subsidiaries’ other indebtedness, we could seek a waiver of such default or seek to refinance such other indebtedness. In the event we do not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, re-financings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could affect our capital structure or credit ratings.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (subject to the exclusions from beneficial ownership as set forth in our Articles of Restatement, as amended (“Charter”)), directly or indirectly, of more than 50% of the combined voting power of all of our capital stock after giving effect to the automatic conversion of Common Stock Non-Voting into Common Stock as provided in our Charter; or (3) during any period of 12 consecutive months, the first day on which a majority of the members of our Board of Directors (other than vacant seats) are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the first day of the 12-month period referred to in clause (3) of the definition of “Change of Control”; (2) was nominated for election or elected to such Board of Directors with the approval of individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of the Board of Directors; or (3) was nominated for election or elected to such Board of Directors with the approval of individuals referred to in clauses (1) or (2) above constituting at the time of such election or nomination at least a majority of the Board of Directors (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

Other Provisions of the Notes

The notes will be subject to certain other provisions of the Indenture, including as described under the sections entitled “Description of Debt Securities—Certain Covenants,” “—Events of Default,” and “—Modification and Waiver” in the accompanying prospectus.

Satisfaction and Discharge; Defeasance

The notes will be subject to the provisions in the Indenture regarding satisfaction and discharge and discharge and defeasance of certain covenants, as described under the sections entitled “Description of Debt Securities—Satisfaction and Discharge” and “—Covenant Defeasance” in the accompanying prospectus.

Book Entry

The notes will be issued in the form of one or more fully registered global securities (each a “Global Security”) which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the Global Securities through either the Depositary (in the United States), or Clearstream Banking Luxembourg (“Clearstream Luxembourg”) or Euroclear (in Europe) if they are participants in those systems, or, indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JP Morgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the Global Securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the Global Securities may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us and the underwriters that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters of the notes), banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary’s book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the Securities and Exchange Commission (the “Commission”).

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as

Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the notes or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. or the “Euroclear operator” under contract with Euroclear plc, a U.K. corporation. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the notes.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Financial Services and Markets Authority (Autorité des services et marchés financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire Global Security representing such notes. In this case, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of notes represented by such Global Security equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Luxembourg participants or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Same-Day Funds Settlement System and Payment

We will make all payments of principal and interest in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by beneficial owners of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions all as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners who acquire the notes in this notes offering at the initial offering price and who will hold the notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of the notes in light of their particular circumstances or to holders subject to special rules (such as broker-dealers, banks or other financial institutions, insurance companies, entities or arrangements taxed as partnerships or partners therein, persons subject to the alternative minimum tax, persons subject to special tax accounting rules under Section 451(b) of the Code, tax-exempt organizations, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, certain U.S. expatriates and persons who hold the notes as part of a straddle, hedging, conversion or other integrated transaction). This summary addresses only U.S. federal income tax consequences. It does not address certain income tax provisions, such as the alternative minimum tax or the Medicare tax on certain investment income. It also does not address U.S. federal estate and gift tax consequences nor does it address the effects of any state, local or non-U.S. tax laws. Prospective holders should consult their tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes.

For purposes of the following discussion, a “U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident alien of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more United States persons (as defined under the Code) has the authority to control all of the substantial decisions of that trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of the following discussion, a “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust that, in each case, is not a U.S. holder.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership or arrangement classified as a partnership for U.S. federal income tax purposes that will hold notes, you are urged to consult your own tax advisor regarding the tax consequences of holding the notes to you.

Certain Additional Payment

We may pay amounts in excess of the stated interest and principal payable on the notes or make payments in advance of their scheduled times, as described above under “Description of Notes— Change of Control Repurchase” and “Description of Notes—Optional Redemption.” Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts in redemption of the notes does not result in the notes being treated as “contingent payment debt instruments” under the applicable U.S. Treasury regulations. Our determination is binding on a holder, unless such holder explicitly discloses to the U.S. Internal Revenue Service (“IRS”) on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, the timing and character of a holder’s income and the timing of our deductions with respect to the notes could be affected. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time accrued or received, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of original issue discount (“OID”) (i.e., less than 25 basis points times the number of complete years to maturity). In general, however, if the Notes are not issued with less than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (except to the extent of accrued but unpaid interest not previously included in income, which will be taxable as such) and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the cost of the note to such holder. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. holder has held the note for more than one year. Certain U.S. holders (including individuals) are eligible for a preferred rate of tax in respect of long-term capital gain. The deductibility of capital losses by U.S. holders is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments on the notes and to payments of the proceeds from a sale or other taxable disposition of the notes to a U.S. holder unless such holder establishes that it is an exempt recipient. U.S. federal backup withholding (currently at a rate of 24%) generally will apply to payments to a U.S. holder if such holder fails to furnish a properly completed and executed IRS Form W-9 to us or our paying agent providing the holder’s taxpayer identification number and complying with certain certification requirements or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS on a timely basis. U.S. holders are urged to consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “FATCA,” U.S. federal income or withholding tax generally will not apply to any payment of interest on a note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” The portfolio interest exemption generally will be met if the non-U.S. holder:

•

does not conduct a trade or business within the United States with which the interest income is effectively connected (and, if required under an applicable income tax treaty, attributable to a permanent establishment or fixed base of the non-U.S. holder in the United States);

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	is not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code; and

•

either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, on an IRS Form W-8BEN or W-8BEN-E, as applicable, or successor form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the portfolio interest exemption requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with (i) a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or successor form, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (ii) a properly completed and executed IRS Form W-8ECI, or successor form, certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “— Income or Gain Effectively Connected with a United States Trade or Business”).

Taxable Disposition of Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “FATCA,” U.S. federal income or withholding tax generally will not apply to any gain that a non-U.S. holder realizes on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

1.	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition and other conditions are met; or

2.

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the non-U.S. holder in the United States).

If you are a non-U.S. holder described in clause 2 above, see “—Income or Gain Effectively Connected with a United States Trade or Business” below. If you are a non-U.S. holder described in clause 1 above, you will generally be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on the gain realized, which may be offset by certain U.S. source capital losses .

To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, it generally will be treated in the same manner as described in “— Payments of Interest” above.

Income or Gain Effectively Connected with a United States Trade or Business

If you are a non-U.S. holder engaged in the conduct of a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax on interest if certain certification requirements are satisfied, as described below) on that interest and on gain on a net income basis in the same manner as if you were a United States person as defined under the Code. You can generally meet the certification requirements to avoid withholding by providing a properly completed and executed IRS Form W-8ECI (or successor form) to us, or our paying agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax on a net income basis only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and may be filed in connection with the receipt of proceeds from the sale, exchange, redemption, retirement or other taxable disposition of the notes by, non-U.S. holders. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be required to comply with applicable certification procedures to establish that such holder is not a U.S. holder in order to avoid the application of additional information reporting requirements and backup withholding. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Under U.S. tax rules commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. federal withholding tax will apply to payments of interest on and, subject to the proposed Treasury Regulations discussed below, payments of gross proceeds from the sale, exchange, redemption, retirement or other taxable disposition of, a note made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where either type of entity is acting as an intermediary) that fail to comply with certain information reporting obligations. In certain cases, the relevant non-U.S. financial institution or non-U.S. non-financial entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. For a non-U.S. financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with, or interests in, the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury Regulations. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.

While withholding under FATCA generally would have applied to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Notes.

Investors should consult their tax advisors concerning the applicability of the above tax consequences to their particular situations, including the necessity of satisfying various certification requirements, and concerning the applicability of other taxes, such as alternative minimum, gift or estate taxes and state, local and non-U.S. taxes.

UNDERWRITING

BofA Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally, and not jointly, agreed to purchase from us, and we have agreed to sell, the principal amount of notes listed opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal amount of Notes
BofA Securities, Inc.	$90,000,000
Truist Securities, Inc.	65,000,000
Wells Fargo Securities, LLC	65,000,000
BNP Paribas Securities Corp.	40,000,000
Citigroup Global Markets Inc.	40,000,000
Mizuho Securities USA LLC	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000
Citizens JMP Securities, LLC	20,000,000
HSBC Securities (USA) Inc.	20,000,000
ING Financial Markets LLC	20,000,000
M&T Securities, Inc.	20,000,000
PNC Capital Markets LLC	20,000,000
UBS Securities LLC	20,000,000

Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this notes offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discount

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1.3 million and are payable by us.

It is expected that delivery of the notes in this offering will be made against payment therefor by purchasers in this offering on or about October 8, 2024, which is the third business day following the pricing date of the notes (such settlement cycle being referred to as T+3). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to October 8, 2024 will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates may be dealers under our commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Member State of notes, which are the subject of the offering contemplated in this prospectus supplement, may only do so to legal entities which are not “retail investors” as defined below, provided that no such offer of notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a retail investor. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in any Member State. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each person in a Member State who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires the notes is not a “retail investor”.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any “retail investor” in the EEA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in the UK of the notes, which are the subject of the offering contemplated in this prospectus supplement, may only do so to legal entities which are not “retail investors” as defined below, provided that no such offer of notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a retail investor. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is not a “retail investor”.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the UK. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels. Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

This prospectus supplement is for distribution only to qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA and neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2023 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for McCormick by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with this offering will be passed on for the underwriters by Weil, Gotshal & Manges LLP.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through the “Investors” section of our website at ir.mccormick.com as soon as reasonably practicable after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Commission allows us to “incorporate by reference” into this prospectus supplement information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus supplement, and the information may include documents filed after the date of this prospectus supplement which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering to which this prospectus supplement relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2024, May 31, 2024, and August 31, 2024;

•	our Current Reports on Form 8-K filed on January 12, 2024, January 23, 2024, April 1, 2024, May 21, 2024, and June 26, 2024; and

•

the portions of the Definitive Proxy Statement on Schedule 14A filed with the Commission on February 15, 2024 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2023.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Investor Relations: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus supplement or the accompanying prospectus are part of a registration statement that we have filed with the Commission and do not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

PROSPECTUS

McCormick & Company, Incorporated

Common Stock

Common Stock Non-Voting

Debt Securities

We may offer and sell from time to time, together or separately, shares of our common stock, par value $0.01 per share (“Common Stock”), shares of our common stock non-voting, par value $0.01 per share (“Common Stock Non-Voting,” and together with the Common Stock, the “Equity Securities”) or our debt securities described in this prospectus (“Debt Securities,” and together with the Equity Securities, the “Securities”). This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement will specify the terms of the Securities, including their offering prices and the plan of distribution for any particular offering.

We may sell these Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Investing in any of the Securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 3, 2023

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this process, we may offer and sell, at any time and from time to time, any combination of the Securities described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus which we deliver to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities which are referred to in the prospectus supplement or to buy the Securities in any circumstances or in any jurisdictions in which the offer or solicitation is unlawful. You should assume that the information provided by this prospectus, any prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus that we may authorize or provide is accurate only as of the date of that document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the Commission’s rules and regulations. For further information, we refer you to the information under the heading “Where You Can Find More Information and Incorporation by Reference.”

This prospectus provides you with a general description of the Securities we may offer. Each time we offer to sell any of the Securities, we will provide a prospectus supplement and/or a free writing prospectus that will contain specific information about the terms of that offering and the Securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, the information in the prospectus supplement supersedes the information in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

Except as the context otherwise requires, or as otherwise specified or used in this prospectus, when we refer to “McCormick,” “the Company,” “we,” “us” or “our” in this prospectus, we mean McCormick & Company, Incorporated and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

In some cases, you can identify forward-looking statements by our use of forward-looking words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan” and similar expressions. You should be aware that these statements are based on our views, expectations and assumptions at the time. Actual events or results may differ substantially.

Forward-looking statements include, but are not limited to, statements concerning the impact of the COVID-19 pandemic on our business, suppliers, consumers, customers, and employees; disruptions or inefficiencies in the supply chain, including any impact of COVID-19; the expected results of operations of businesses acquired by us; the expected impact of the inflationary cost environment, including commodity, packaging materials and transportation costs on our business; the expected impact of pricing actions on our results of operations and gross margins; the impact of price elasticity on our sales volume and mix; the expected impact of factors affecting our supply chain, including transportation capacity, labor shortages, and absenteeism; the expected impact of productivity improvements, including those associated with our Comprehensive Continuous Improvement (“CCI”) program, streamlining actions, including our Global Operating Effectiveness (“GOE”) program and global enablement initiative; the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption; expected working capital improvements; expectations regarding growth potential in various geographies and markets, including the impact from customer, channel, category, and e-commerce expansion; expected trends in net sales and earnings performance and other financial measures; the expected timing and costs of implementing our business transformation initiative, which includes the implementation of a global enterprise resource planning system; the expected impact of accounting pronouncements; the expectations of pension and postretirement plan contributions and anticipated charges associated with those plans; the holding period and market risks associated with financial instruments; the impact of foreign exchange fluctuations; the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing; the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt, working capital needs, planned capital expenditures, and quarterly dividends; our ability to obtain additional short- and long-term financing or issue additional debt securities; and expectations regarding purchasing shares of our common stock under the existing repurchase authorization.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as:

•	our ability to drive revenue growth;

•	our ability to increase pricing to offset, or partially offset, inflationary pressures on the cost of our products;

•	damage to our reputation or brand name;

•	loss of brand relevance;

•	increased private label use;

•	our ability to drive productivity improvements, including those related to our CCI program and streamlining actions, including our GOE program;

•	product quality, labeling, or safety concerns;

•	negative publicity about our products;

•	actions by, and the financial condition of, competitors and customers;

•	the longevity of mutually beneficial relationships with our large customers;

•	the ability to identify, interpret and react to changes in consumer preference and demand;

•	business interruptions due to natural disasters, unexpected events or public health crises, including COVID-19;

•	issues affecting our supply chain and procurement of raw materials, including fluctuations in the cost and availability of raw and packaging materials;

•	labor shortage, turnover and labor cost increases;

•	the impact of the ongoing conflict between Russia and Ukraine, including the potential for broader economic disruption;

•	government regulation, and changes in legal and regulatory requirements and enforcement practices;

•	the lack of successful acquisition and integration of new businesses;

•

global economic and financial conditions generally, including stability of financial institutions, availability of financing, interest and inflation rates, and the imposition of tariffs, quotas, trade barriers and other similar restrictions;

•	foreign currency fluctuations;

•

the effects of increased level of debt service following the acquisitions of the parent company of Cholula Hot Sauce® and FONA International, LLC and certain of its affiliates as well as the effects that such increased debt service may have on our ability to borrow or the cost of any such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions;

•	risks associated with the phase-out of LIBOR;

•	impairments of indefinite-lived intangible assets;

•	assumptions we have made regarding the investment return on retirement plan assets, and the costs associated with pension obligations;

•	the stability of credit and capital markets;

•	risks associated with our information technology systems, including the threat of data breaches and cyber-attacks;

•	our inability to successfully implement our business transformation initiative;

•	fundamental changes in tax laws, including interpretations and assumptions we have made, and guidance that may be issued, and volatility in our effective tax rate;

•	climate change;

•	environmental, social and governance matters;

•	infringement of intellectual property rights, and those of customers;

•	litigation, legal and administrative proceedings;

•	our inability to achieve expected and/or needed cost savings or margin improvements;

•	negative employee relations; and

•	other factors discussed in this prospectus or any prospectus supplement and the documents incorporated by reference herein or therein under the caption “Risk Factors.”

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, any free-writing prospectus or the documents incorporated by reference herein or therein speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference therein, may cause actual results to differ materially from those indicated by our forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus and any applicable prospectus supplement. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein might not occur.

RISK FACTORS

An investment in the Securities involves risks. We urge you to carefully consider the risks identified in documents incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the Securities, before making an investment decision, including those risks identified under “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2023, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Additional risks, including those that relate to any particular Securities we offer, may be included in the applicable prospectus supplement, any document incorporated by reference into this prospectus or such prospectus supplement or any free writing prospectus that we may authorize or provide to you. For a description of these documents, and information about where you can find them, see “Where You Can Find More Information and Incorporation by Reference.”

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading prices of the Securities could decline due to any of these risks.

OUR COMPANY

We are a global leader in flavor. We manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retailers, food manufacturers and the foodservice business. In fiscal year 2022, approximately 38% of our sales were outside of the U.S. We also are partners in a number of joint ventures that are involved in the manufacture and sale of flavorful products, the most significant of which is McCormick de Mexico.

We operate in two business segments: consumer and flavor solutions. The consumer and flavor solutions segments manufacture, market and distribute spices, herbs, seasoning mixes, condiments and other flavorful products throughout the world. Our consumer segment sells to retail channels, including grocery, mass merchandise, warehouse clubs, discount and drug stores, and e-commerce under the “McCormick” brand and a variety of brands around the world, including “French’s”, “Frank’s RedHot”, “OLD BAY”, “Lawry’s”, “Zatarain’s”, “Simply Asia”, “Thai Kitchen”, “Ducros”, “Vahine”, “Cholula”, “Schwartz”, “Club House”, “Kamis”, “DaQiao”, “La Drogheria”, “Stubb’s”, and “Gourmet Garden.”

McCormick & Company, Incorporated was formed in 1915 under Maryland law as the successor to a business established in 1889. Our principal executive offices are located at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031 (telephone: (410) 771-7301).

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Securities under this prospectus for general corporate purposes, including refinancing existing indebtedness, future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

DESCRIPTION OF EQUITY SECURITIES

The description below summarizes the general terms of the Equity Securities to which any prospectus supplement may relate. This section is a summary, and it does not describe every aspect of the Equity Securities. This summary is subject to and qualified in its entirety by reference to the provisions of our Charter, as amended and restated (the “Charter”), and our Amended and Restated By-Laws (the “By-Laws”), each as may be amended from time to time. See “Where You Can Find More Information and Incorporation by Reference.”

General

We have two classes of common stock authorized, consisting of 640,000,000 shares of Common Stock, and 640,000,000 shares of Common Stock Non-Voting.

Voting Rights and Special Conversion and Redemption Rights

Holders of Common Stock have full voting rights, except that:

•

the voting rights of persons who are deemed by the board of directors to own, directly or indirectly, beneficially 10% or more of the outstanding shares of Common Stock (a “Substantial Stockholder”) are limited to 10% of the votes entitled to be cast by all holders of shares of Common Stock regardless of how many shares in excess of 10% are held by such person;

•

we have the right to redeem, at any time, any or all shares of Common Stock and Common Stock Non-Voting beneficially owned by any Substantial Stockholder, unless such person acquires more than 90% of the then outstanding shares of each class of our common stock; and

•

at such time as a Substantial Stockholder beneficially owns shares of Common Stock which entitle such Substantial Stockholder to cast more than 50% of the votes entitled to be cast by the holders of outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), automatically, on a share-for-share basis, all shares of Common Stock Non-Voting will convert into shares of Common Stock.

Any amendment, alteration, change or repeal of the foregoing provisions, in addition to any other vote or approval required under the Charter or applicable law, requires:

•	the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all of the then outstanding shares of Common Stock, voting as a single class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting as a separate class.

Except as set forth above, holders of Common Stock are entitled to one vote per share of Common Stock on all matters to be voted upon by the stockholders. Any shares beneficially owned by a Substantial Stockholder in excess of 10% of outstanding shares of Common Stock that are subject to the Substantial Stockholder vote limitation described above are excluded from the total number of shares of Common Stock outstanding for the purposes of (i) establishing a quorum and (ii) determining the proportion of Common Stock required to approve a matter.

Each share of Common Stock Non-Voting has exactly the same rights, terms and conditions as each share of Common Stock, except that holders of shares of Common Stock Non-Voting have no voting rights, except with respect to:

•	a consolidation of the Company with another corporation;

•	a merger of the Company into another corporation;

•	a merger of the Company where the Company is the surviving corporation but the capital stock of the Company is converted into other securities or property;

•	a participation by the Company in a statutory share exchange whereby the capital stock of the Company is converted into other securities or property;

•	a dissolution of the Company;

•	a sale of all or substantially all of the assets of the Company not in the ordinary course of business; and

•	any amendment of the Charter repealing the right of the Common Stock Non-Voting to vote on any of the foregoing matters.

On matters on which holders of Common Stock Non-Voting are entitled to vote, holders of Common Stock Non-Voting are entitled to one vote per share of Common Stock Non-Voting on all such matters. As to any matter on which holders of Common Stock Non-Voting and Common Stock are entitled to vote, the Common Stock Non-Voting shall vote separately as one class, and the Common Stock shall vote separately as another class.

The voting rights of holders of Common Stock Non-Voting cannot be repealed except by:

•	the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock Non-Voting, voting separately as one class, and

•

the affirmative vote of the holders of a majority of the total number of votes entitled to be cast by the holders of all the outstanding shares of the Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as another class.

Amendments to Terms

The provisions of the Charter providing that the Common Stock and the Common Stock Non-Voting vote as separate classes cannot be amended, altered, changed or repealed except by:

•

the affirmative vote of the holders of at least 80% of the total number of votes entitled to be cast by the holders of all the then outstanding shares of Common Stock (taking into account the vote limitation on Substantial Stockholders described above), voting separately as one class, and

•	the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock Non-Voting, voting separately as another class.

No Other Conversion or Preemption Rights

Except as set forth above, holders of the Equity Securities, solely by virtue of their holdings, do not have conversion rights or preemptive rights to subscribe for or purchase any shares of any class, or to any security convertible into shares of stock of the Company, which we may issue in the future.

Exchange Rights

The Company may, but is not obligated to, allow shareholders to exchange shares of Common Stock for shares of Common Stock Non-Voting on a one-for-one basis. However, we generally do not issue shares of Common Stock in exchange for shares of Common Stock Non-Voting. In certain circumstances, we issue shares of Common Stock in exchange for shares of Common Stock Non-Voting, or issue shares of Common Stock Non-Voting in exchange for shares of Common Stock, typically, in connection with the administration of our employee benefit plans, executive compensation programs and dividend reinvestment/direct purchase plans. Holders who choose to exchange their shares will not receive any consideration for such exchanges, other than shares of Common Stock Non-Voting or Common Stock, as applicable.

Dividends

Both classes of our common stock are entitled to dividends that may be declared by the board of directors from time to time out of the surplus or profits of the Company, after providing for dividends on preferred stock.

Right to Receive Liquidation Distributions

The Maryland General Corporation Law (the “MGCL”) provides that our stockholders are generally not obligated to us or our creditors with respect to our stock, except to the extent that the subscription price or other agreed upon consideration has not been paid.

Upon any liquidation, dissolution or winding up of the Company, the holders of both classes of stock shall be entitled to receive, share for share with the other holders of shares of Common Stock and Common Stock Non-Voting on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock outstanding, if any.

Listing

The Common Stock is listed on the NYSE under the ticker symbol “MKC-V” and the Common Stock Non-Voting is listed on the NYSE under the ticker symbol “MKC.”

Transfer Agent and Registrar

The transfer agent and registrar for the Equity Securities is Equiniti Trust Company d/b/a EQ Shareowner Services.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BY-LAWS

The following summarizes certain material provisions of Maryland law and our Charter and By-Laws. Copies of our Charter and By-Laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference.”

Number of Directors; Vacancies; Removal

Our By-Laws provide that the number of directors will be not less than six and not more than twenty. Our By-Laws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our By-Laws are amended by the board of directors, the number of directors may never be more than twenty. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our board of directors is not currently classified. However, it would be permissible under the MGCL for our board of directors to classify itself without stockholder approval.

The holders of Common Stock do not have cumulative voting rights in the election of directors.

Authorized but Unissued Capital Stock

The Charter provides that the board of directors may classify or reclassify any unissued stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, voting powers, restrictions, limitations as to dividends, qualifications, or terms or prices of redemption of the shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices. Although we have no present intention of doing so, these actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to issuing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or in the amount of voting securities outstanding by at least 20%. If the approval of our stockholders is not required for the issuance of our common stock or preferred stock, our board of directors may determine not to seek stockholder approval.

Special Meetings of Stockholders

Our By-Laws provide that a special meeting may be called, for any purpose or purposes, by the chairman of the board of directors or the president or by a majority of the board of directors. In addition, our By-Laws provide that a special meeting shall be called by the secretary if the holders of not less than a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting deliver to the secretary one or more written demands for a special meeting, describing the purpose or purposes for which the meeting is to be held and the matters proposed to be acted on at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by Stockholders

Under the MGCL, stockholders may take any action that may be taken at an annual or special meeting of the stockholders by unanimous written consent.

Dissolution and other Fundamental Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange or engage in a similar transaction outside the ordinary course of business unless approved by its board of directors and by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our By-Laws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

The MGCL requires a Maryland corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). The MGCL also permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We also maintain for the benefit of our directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer. This insurance may afford protection for liabilities not subject to indemnification under our By-Laws and the MGCL.

Additionally, we entered into indemnification agreements with each of our directors and executive officers, utilizing the standard form of indemnification agreement approved by the board of directors. The indemnification agreements require us to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under our Charter, By-Laws and applicable law.

Control Share Acquisitions

The Maryland Control Share Acquisition Act (the “Control Share Acquisition Act”) provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of issued and outstanding control shares, but does not include the acquisition of shares, among others, (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Act or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within fifty days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the Charter or By-Laws of the corporation. We have not approved or exempted any individuals or transactions through such a provision.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as defined in the MGCL) or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. The MGCL defines an Interested Stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an Interested Stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an Interested Stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, in addition to the vote required by the MGCL and the Charter, a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder (or its affiliate) with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. We have not elected to “opt out” of Maryland’s business combination statute through such a provision.

Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, by provision in its charter or by-laws or a resolution of its board of directors, without obtaining stockholder approval and notwithstanding any contrary provision in the charter or by-laws, to elect to be governed by any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be governed by these specific provisions, but we currently have more than three independent directors. Through provisions in our Charter and By-Laws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directors and (ii) allow stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our By-Laws currently provide that any vacancy caused by the death or resignation of a director or the removal of a director by the stockholders without appointing another director in his or her place may be filled by a majority of the remaining directors, and that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and By-laws

The business combination and control share acquisition provisions of Maryland law and certain provisions of our Charter and By-Laws, such as the unanimity requirement for written consent by stockholders and the advance notice provisions of our By-Laws, make it difficult for a potential acquirer to acquire us and discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. Likewise, if our board of directors were to opt in to any of the provisions of MUTA, such provisions could have similar anti-takeover effects. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The Debt Securities are to be issued under the Indenture (the “Indenture”), dated as of July 8, 2011, between McCormick and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), a copy of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. We will include in a supplement to this prospectus and/or in a free writing prospectus or pricing supplement authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. As used in this section, except as the context otherwise requires, or as otherwise specified or used in this section, the terms “McCormick,” “we,” “our” and “us” refer to McCormick & Company, Incorporated.

General

The Indenture provides that we may issue Debt Securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures or officer’s certificates. We may issue Debt Securities with terms different from those of Debt Securities previously issued. The Debt Securities will be unsecured and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of McCormick.

Please read the applicable prospectus supplement relating to the applicable series of Debt Securities for the terms of such Debt Securities, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

•

the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for exchange and notices and demands to or upon McCormick in respect of the securities of that series and the Indenture may be served;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of McCormick;

•

the obligation, if any, of McCormick to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•

any Events of Default and covenants of McCormick with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

•

if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•

if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of McCormick or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•

if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	if the securities will not be subject to any provisions relating to satisfaction and discharge or defeasance;

•

if the securities will be issued in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and whether such global securities will be temporary or permanent; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

The Debt Securities may be issued in one or more series with the same or various maturities and will be issued only in full registered form without coupons.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. (Section 3.5 of the Indenture). This is called an “exchange.”

You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers. (Section 3.5 of the Indenture).

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership. (Section 3.5 of the Indenture).

If we designate additional transfer agents, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 3.5 of the Indenture).

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Certain Covenants

Limitations on Liens

Except as described below under “—Exempted Indebtedness,” we will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien (“Lien”) of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without providing that the Debt Securities shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured.

This restriction does not apply to:

•	Liens that exist on the date of the Indenture;

•	Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

•	Liens in favor of us or any Subsidiary;

•

Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

•

Liens on property existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within 180 days from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by us or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located;

•	mechanics’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

•	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

•	Liens arising from any legal proceedings that are being contested in good faith;

•

any Liens that (a) are incidental to the ordinary conduct of our business or the ownership of our properties and assets, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of the property of McCormick or any Subsidiary or materially impair the use thereof in the operation of its business;

•	Liens securing industrial development or pollution control bonds; and

•	Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7 of the Indenture).

Limitations on Sale and Leaseback

Except as described below under “—Exempted Indebtedness,” we will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by us or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by us or a Restricted Subsidiary to such Person unless either:

•

we or such Restricted Subsidiary would be entitled, pursuant to the fifth and eleventh clauses of the covenant described under “—Limitations on Liens” above, to incur a Lien on such property without equally and ratably securing the Debt Securities; or

•

the net proceeds of such sale are at least equal to the fair value of such property and we will apply an amount equal to the net proceeds of such sale to the retirement (other than any mandatory retirement or payment at maturity) of (a) Debt Securities (other than any retirement prohibited by the terms of any Debt Securities pursuant to prohibitions on advance refundings) or (b) our or a Restricted Subsidiary’s Funded Debt ranking prior to or on a parity with the Debt Securities, within 120 days of the effective date of any such arrangement. (Section 10.8 of the Indenture).

Exempted Indebtedness

Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, we or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money of McCormick and its Restricted Subsidiaries incurred after the date of the Indenture and secured by Liens not otherwise permitted as set forth above plus the Attributable Debt in respect of such sale and leaseback transactions entered into by McCormick and its Restricted Subsidiaries after the date of the Indenture not otherwise permitted as set forth above does not exceed 15% of Consolidated Net Tangible Assets. (Sections 1.1, 10.7(b) and 10.8(b) of the Indenture).

Merger and Consolidation

We covenant that we will not merge with or consolidate into any other Person or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any Person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless, among other things:

•

the successor Person is organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, no Event of Default under the Indenture shall have happened and be continuing, and

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of McCormick would become subject to a Lien that would not be permitted by the Indenture, we or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at our option, prior to) all indebtedness secured thereby. (Section 8.1 of the Indenture).

Except as described above, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being:

(i)	default in the payment of any interest on the Debt Securities of that series when it becomes due and payable and the continuance of such default for a period of 30 days;

(ii)	default in the payment of any principal of (or premium, if any, on) the Debt Securities of that series at its maturity;

(iii)

default in the performance, or breach, of any covenant or agreement in the Indenture included therein for the benefit of such series of Debt Securities and the continuance of such default or breach for a period of 90 days after written notice of such default or breach to McCormick by the Trustee or to McCormick and the Trustee by the holders of at least 25% in aggregate principal amount of such series of Debt Securities;

(iv)	certain events of bankruptcy, insolvency or reorganization of McCormick; or

(v)	any other Event of Default specified for a series Debt Securities in the applicable prospectus supplement. (Section 5.1 of the Indenture).

The Indenture provides that if an Event of Default under clause (i), (ii), (iii) or (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of a series may declare the principal of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. (Section 5.2 of the Indenture). If an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

In addition, prior to the declaration of the acceleration of the maturity of a series of Debt Securities, past defaults may be waived by the holders of a majority in principal amount of such series of Debt Securities, except a default in the payment of principal of or interest on any Debt Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of each affected holder of such Debt Securities. (Sections 5.2 and 5.13 of the Indenture).

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3 of the Indenture).

The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12 of the Indenture).

The Indenture contains a covenant that McCormick will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9 of the Indenture).

Definitions

“Attributable Debt” with respect to any sale leaseback transaction that is subject to the restrictions described under “Certain Covenants—Limitations on Sale and Leaseback” means the lesser of:

•

the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities under the Indenture, compounded semi-annually, or

•	the sale price of the property so leased multiplied by a fraction, the numerator of which is the remaining base term of the related lease and the denominator of which is the base term of such lease.

“Consolidated Net Tangible Assets” means the total assets of McCormick and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

•

current liabilities of McCormick and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•

all other liabilities of McCormick and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans other than pensions recognized in accordance with Accounting Standards Codification No. 715-60;

•

all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of McCormick and its consolidated subsidiaries;

•

the book amount of all segregated intangible assets of McCormick and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles.

“Funded Debt” means any indebtedness of McCormick or a Restricted Subsidiary (other than inter-company debt that is eliminated in consolidation) for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse, together with the land upon which it is erected and any fixtures and equipment comprising a part thereof, owned by McCormick or any Restricted Subsidiary and located in the United States, the book value (net of depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing or processing plant or warehouse or any portion thereof or any such fixture or equipment (together with the land upon which it is erected and any fixtures and equipment comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Subsidiary” means each corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Satisfaction and Discharge

McCormick shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities of any particular series (i) that have become due and payable, (ii) that by their terms are to become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the Securities of such series, or (iii) in certain other circumstances as specified at the time a particular series of Debt Securities is established in accordance with the Indenture, and, so long as no Event of Default shall be continuing, when:

•	either:

•

all Debt Securities of such series theretofore authenticated and delivered (except destroyed, lost or stolen Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•

with respect to all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, McCormick has deposited or caused to be deposited with the Trustee funds or Government Obligations, or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	McCormick has paid all other sums payable by it under the Indenture with respect to the Debt Securities of such series;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the entire indebtedness of the Debt Securities of such series under the Indenture have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee an opinion of counsel based on the fact that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV of the Indenture).

Covenant Defeasance

The terms of the Debt Securities provide that McCormick need not comply with certain restrictive covenants of the Indenture (including those described above under “—Certain Covenants”) with respect to a series of Debt Securities if, among other things:

•

McCormick deposits in trust with the Trustee cash in the currency or currency unit in which the Debt Securities of such series are payable or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities of such series when due;

•

McCormick has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the contemplated covenant defeasance have been complied with; and

•

if the Debt Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Trustee as of the date of such deposit, we have delivered to the Trustee, not later than the date of such deposit, an opinion of counsel confirming that the holders of the Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 10.11 of the Indenture).

Modification and Waiver

Without the consent of any holder of the Debt Securities, McCormick and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not adversely affect the legal rights of any holder. (Section 9.1 of the Indenture).

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, McCormick and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security:

•

change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2 of the Indenture).

BOOK-ENTRY SECURITIES

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) which will be deposited with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of the Depositary’s nominee. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. The following description of the operations and procedures of the Depositary is provided solely as a matter of convenience. These operations and procedures are solely within the control of the Depositary and are subject to changes by it.

The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

Upon the issuance of Debt Securities by us represented by the Global Securities, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Securities to the accounts of participants. The accounts credited shall be initially designated by the underwriters or agents. If the Depositary is at any time unwilling or unable to continue as depositary, or if at any time there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities, we will issue Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time determine not to have Debt Securities represented by the Global Securities, and, in such event will issue Debt Securities in certificated form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in certificated form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities to or through one or more agents, underwriters and/or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.

The distribution of the Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The Securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve wall crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In connection with the sale of the Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.

Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities offered under the prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered Securities may be listed.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain liabilities.

In connection with an offering of the Securities, underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying Security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the Securities or preventing or slowing a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of the Securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the

Securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries appearing in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2022 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated’s internal control over financial reporting as of November 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the Securities, including the validity of the Securities, will be passed upon for McCormick by Wilmer Cutler Pickering Hale and Dorr LLP.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website at www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the Commission. Our Commission filings are also available free of charge through our website at ir.mccormick.com as soon as reasonably practicable after such materials are filed with, or furnished to, the Commission. Information on or connected to our website does not constitute a part of this prospectus or any prospectus supplement and is not incorporated by reference into this prospectus or any prospectus supplement.

The Commission allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated (in no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise included in, this prospectus):

•	our Annual Report on Form 10-K for the year ended November 30, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2023;

•	our Current Report on Form 8-K filed on March 31, 2023;

•

the portions of the Definitive Proxy Statement on Schedule  14A filed with the Commission on February 17, 2023 incorporated by reference in the Annual Report on Form 10-K for the year ended November 30, 2022;

•

the description of the Common Stock contained in our registration statement on Form  8-A dated August  30, 2001, as the description therein has been updated and superseded by the description of the Common Stock contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description; and

•

the description of the Common Stock Non-Voting contained in our registration statement on Form 8-A dated April 26, 1999, as the description therein has been updated and superseded by the description of the Common Stock  Non-Voting contained in Exhibit 4(xiii) to our Form 10-K for the fiscal year ended November 30, 2021, as filed with the Commission on January 27, 2022, and including any amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

McCormick & Company, Incorporated

Attn: Office of the Treasurer

24 Schilling Road, Suite 1

Hunt Valley, Maryland 21031

(410) 771-7301

Investor Relations: (800) 424-5855, (410) 771-7537

ir.mccormick.com

This prospectus is part of a registration statement that we have filed with the Commission and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted in the first paragraph above.

$500,000,000

McCormick & Company, Incorporated

4.700% Notes due 2034

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October 3, 2024